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                                                                   EXHIBIT 23





                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Mobley Environmental Services, Inc.:

We consent to incorporation by reference in the Registration Statement (No. 33-92336) on Form S-8 of Mobley Environmental Services, Inc. of our report dated March 12, 1999, relating to the consolidated balance sheets of Mobley Environmental Services, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, which report appears in the December 31, 1998, annual report on Form 10-KSB of Mobley Environmental Services, Inc.



KPMG LLP

Shreveport, Louisiana
March 30, 1999